EXHIBIT (10b.-1)
                          1995 AMENDMENT
                                TO
          EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN
                                OF
                  NORTHWEST NATURAL GAS COMPANY
                        (1995 RESTATEMENT)



          The Executive Supplemental Retirement Income Plan is amended to implement action by the Board of Directors of Northwest Natural Gas Company on September 21, 1995:

1.   SECTION 2.04 is amended to add new (a) providing a full
     (100 percent) joint and survivor annuity benefit for death of a vested Participant before retirement, effective
     September 21, 1995:

          2.04 DEATH BENEFITS. A death benefit shall be paid if an eligible Participant should die during employment or before the first one hundred twenty (120) monthly payments have been made under this Plan on account of such Participant, as follows:

               2.04-1    ENTITLEMENT AND AMOUNT.

                    (a)  SPOUSAL ANNUITY.  For any married
     Participant who (i) is fifty-five (55) or older, (ii) has completed at least fifteen (15) years of service that counts for early retirement eligibility credit under the Retirement Plan, and (iii) so elects in writing within ninety (90) days after September 21, 1995, or within ninety (90) days after becoming vested under 2.05, upon the death of such Participant before any post-retirement form of payment under
     Article III takes effect, the Participant's lawful spouse shall receive for life the actuarial equivalent value (as determined by the Plan's actuary) of the surviving spouse's annuity payable under the full (100 percent) joint and survivor annuity form provided under 3.01-3. It is understood that in this circumstance the Retirement Plan only provides a half (50 percent) joint and survivor annuity, and that this full (100 percent) form will pay more to such spouse than the half (50 percent) form. Any pre-retirement election of this death benefit shall supersede the regular death benefit under 2.04-1(b) and shall continue until the earlier of (iv) or (v): (iv) if participant should die before retirement without a spouse (e.g., prior death or divorce of spouse), 2.04-1(b) shall apply; or
     (v) at retirement the Participant shall be entitled to receive any form of post-retirement benefit provided under
     Article III. If no election of this 2.04-1(a) benefit form is made or in effect at Participant's death, the only death benefit shall be the benefit under 2.04-1(b).

                    (b)  REGULAR DEATH BENEFIT.  For regular
     death benefit payments determined under 2.01, 2.02, 2.03 or 2.05, as applicable, the death of the Participant must occur after the Participant has, during active employment of at least fifteen (15) years by the Company, satisfied the age and service requirements to receive normal, early or disability retirement payments under the Retirement Plan (whether the Participant was working or retired at date of death) and prior to the 120th monthly payment, and there must be no supervening spousal annuity benefit pursuant to election under 2.04-1(a).

                    (c)  SPECIAL DEATH BENEFIT.  For special
     death benefit payments where 2.04-1(a) and (b) do not apply, the death of the Participant can occur at any age while actively employed by the Company on or after October 18, 1984. The amount of such special death benefit shall be one hundred twenty (120) monthly payments equal to 1/12th of twenty-five percent (25%) (or 2.08333%) of the Participant's final annual compensation, payable to the Participant's designated beneficiary.

                    (d) DURATION LIMIT ON (b) and (c). Under no circumstances shall any supplemental payment under 2.04-1(b) or (c) be made after the later of the 120th monthly payment or the Participant's death.

               2.04-2    RECIPIENT of 2.04-1(b) or (c).  The
recipient of death benefits under 2.04-1(b) or (c) shall be Participant's designated death beneficiary or estate, as determined under the following (a), (b) or (c):

                    (a)  On the death of the Participant before
     the 120th monthly payment, his surviving designated beneficiary(ies) shall receive the balance of the one hundred twenty (120) payments, in monthly or annual payments or in a single lump sum payment, as determined by the Committee in its discretion.

                    (b)  If no designated beneficiary survives
     the Participant, the unpaid balance of the one hundred twenty (120) payments shall be paid lump sum to the Participant's estate.

                    (c)  If the last surviving designated
     beneficiary should die before the last of the one hundred twenty (120) payments, the unpaid balance shall be paid lump sum to the estate of such last survivor.

               2.04-3    OTHER DEATH BENEFITS.  This supplemental
plan death benefit shall be in addition to any death benefit provided by any other Company sponsored plan or insurance program.